UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

RAPT Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38997	47-3313701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Eccles Avenue
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 489-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RAPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2025, the Board of Directors (the “Board”) of RAPT Therapeutics, Inc. (the “Company”) increased the size of the Board from five to seven directors and, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Scott Braunstein, M.D. and Ashley Dombkowski, Ph.D., as Class III directors of the Company, with terms expiring at the Company’s 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. Dr. Braunstein was appointed as a member of the Audit Committee of the Board and Dr. Dombkowski was appointed as a member of the Nominating and Corporate Governance Committee of the Board.

Dr. Braunstein, 61, brings over 30 years of knowledge and experience from diverse biotechnology and pharmaceutical industry vantage points. He has been an operating partner at Aisling Capital since 2015. Dr. Braunstein previously served as President and Chief Executive Officer of Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a neurology therapeutics company acquired by Immedica Pharma AB, from August 2019 to March 2025, and served as a member of its board of directors from September 2018 to March 2025 (including as its Chair from November 2022 to March 2025 and its Executive Chair from February 2019 to August 2019). Prior to that, he served as Senior Vice President, Strategy and Chief Operating Officer at Pacira Pharmaceuticals, Inc. (Nasdaq: PCRX), a specialty pharmaceutical company. Prior to Pacira, Dr. Braunstein spent 12 years with J.P. Morgan Asset Management as a healthcare analyst and Managing Director and as portfolio manager of the JP Morgan Global Healthcare Fund. He currently serves on the boards of directors of atai Life Sciences N.V. (Nasdaq: ATAI), a clinical-stage biopharmaceutical company (since June 2024), Caribou Biosciences, Inc. (Nasdaq: CRBU), a clinical-stage CRISPR genome-editing biopharmaceutical company (since March 2022), and Site One Therapeutics, a clinical-stage neurology company that has signed a definitive agreement to be acquired by Eli Lilly (since September 2018). Dr. Braunstein previously served on the boards of directors of Trevena Inc. (Nasdaq: TRVN) (September 2018 to February 2025), Esperion Therapeutics, Inc. (Nasdaq: ESPR) (June 2015 to April 2020), Ziopharm Oncology Inc. (Nasdaq: ZIOP) (September 2018 to November 2020), Protara Therapeutics, Inc. (f/k/a ArTara Therapeutics, Inc.) (Nasdaq: TARA) (May 2018 to July 2020) and Constellation Pharmaceuticals, Inc. (formerly Nasdaq: CNST) (February 2018 to July 2021). Dr. Braunstein began his career as a practicing physician at the Summit Medical Group and as an assistant clinical professor at Albert Einstein College of Medicine and Columbia University Medical Center. Dr. Braunstein received an M.D. from the Albert Einstein College of Medicine and a BASc degree in biology from Cornell University. The Company believes that Dr. Braunstein’s extensive experience in the pharmaceutical industry and healthcare portfolio management, as well as his background as a public company executive and director, qualifies him to serve on its Board.

Dr. Dombkowski, 54, has more than 20 years of experience as an operating executive, entrepreneur and investor. She has served as Chief Executive Officer and President of Cellics Therapeutics, Inc., a biotechnology company developing novel biologics to address significant unmet medical needs in inflammation and immunology, since November 2024. Prior to Cellics, she served as Chief Executive Officer and Co-founder of Alladapt Immunotherapeutics, Inc., a biopharmaceutical company that developed prescription therapies to treat food allergy, from March 2018 to January 2025. Prior to that, Dr. Dombkowski was Chief Executive Officer and Co-founder of SpoonfulOne, a company focused on early allergen introduction, and Chief Executive Officer and Co-founder of Before Brands, Inc., a company focused on innovative nutritional products. Dr. Dombkowski also served as Chief Business Officer and Vice President of Operations for 23andMe. She spent 15 years as Managing Director at venture capital firms MPM Capital and Bay City Capital, and earlier in her career was an equity analyst for Tiger Management L.L.C. and for Dresdner RCM Global Investors. Dr. Dombkowski holds a Ph.D. in mathematics from Rice University and received her B.A. in mathematics from Wellesley College. The Company believes that Dr. Dombkowski’s extensive experience as an operating executive, entrepreneur and investor, as well as her experience with companies in the inflammation and food allergy space, qualifies her to serve on its Board.

Drs. Braunstein and Dombkowski will receive compensation for their board service consistent with the Company’s non-employee director compensation policy, which is described in the Company’s proxy statement for the Company’s 2025 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 14, 2025. Effective June 21, 2025, the Board amended the non-employee director compensation policy to provide, among other things, that new non-employee directors will receive an initial one-time grant of options to purchase 25,000 shares of the Company’s common stock.

In addition, each of Drs. Braunstein and Dombkowski entered into an indemnification agreement in substantially the same form that the Company has entered into with its existing directors

There are no arrangements or understandings between either of Dr. Braunstein or Dr. Dombkowski and any other persons pursuant to which they were selected as a director. There are no relationships or transactions in which either of Dr. Braunstein or Dr. Dombkowski has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 23, 2025	By:	/s/ Rodney Young
Rodney Young Chief Financial Officer